Exhibit (l)(iv)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

July 19, 2019

GAMCO Global Gold, Natural Resources & Income Trust

One Corporate Center

Rye, New York 10580-1422

RE:	GAMCO Global Gold, Natural Resources & Income Trust
Common Shares Shelf Takedown

Ladies and Gentlemen:

We have acted as special counsel to GAMCO Global Gold, Natural Resources & Income Trust, a statutory trust (the “Trust”), created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance and sale by the Trust of up to 10,000,000 shares (the “Shares”) of the Trust’s common shares of beneficial interest, par value $0.001 per share, pursuant to the Sales Agreement, dated September 10, 2018, among G.research, LLC, the Trust and Gabelli Funds, LLC, a New York limited liability company and the investment adviser to the Trust (the “Sales Agreement”).

This opinion is being furnished in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)    an executed copy of the Sales Agreement

(ii)    the shelf registration statement on Form N-2 (File Nos. 333-221337 and 811-21698) of the Trust, filed with the Securities and Exchange Commission (the “Commission”) on November 3, 2017, under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), as amended by Pre-Effective Amendment No. 1 thereto,

GAMCO Global Gold, Natural Resources & Income Trust

July 19, 2019

including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations; the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on April 9, 2018; Post-Effective Amendments No. 1 through 3 thereto, and Post-Effective Amendment No. 4 thereto, proposed to be filed with the Commission as of the date hereof pursuant to Rule 462(d) of the Securities Act Rules and Regulations (such registration statement, as so amended and proposed to be amended, being hereinafter referred to as the “Registration Statement”);

(iii)    the prospectus and Statement of Additional Information of the Trust, each dated May 28, 2019, in the form filed with the Commission on the date hereof pursuant to Rule 497 of the Securities Act Rules and Regulations;

(iv)    the prospectus supplement of the Trust, dated July 19, 2019, relating to the offering of the Shares, filed with the Commission on the date hereof pursuant to Rule 497 of the Securities Act Rules and Regulations;

(v)    an executed copy of a certificate of Agnes Mullady, Vice President of the Trust, dated the date hereof (the “Officer’s Certificate”);

(vi)    a copy of the Trust’s Certificate of Trust, dated January 4, 2005, and each Certificate of Amendment to the Certificate of Trust, dated January 12, 2005, September 12, 2007, December 1, 2011 and March 26, 2014, respectively (as so amended, the “Certificate of Trust”), certified by the Secretary of State of the State of Delaware as of July 19, 2019 and certified pursuant to the Officer’s Certificate;

(vii)    a copy of the Trust’s Third Amended and Restated Agreement and Declaration of Trust, by the trustees of the Trust, dated as of February 16, 2011, as amended and supplemented by the Statement of Preferences of the 5.00% Series B Cumulative Preferred Shares, dated as of May 7, 2013 (as so amended and supplemented, the “Declaration of Trust”), certified pursuant to the Officer’s Certificate;

(viii)    a copy of the Trust’s Third Amended and Restated By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Officer’s Certificate;

(ix)    copies of certain resolutions relating to the issuance, sale and registration of the Shares and related matters, adopted by the Board of Trustees of the Trust (the “Board of Trustees”) on August 24, 2017 and August 23, 2018, and by the Pricing Committee of the Board of Trustees on July 12, 2019 (collectively, the “Board Resolutions”), certified pursuant to the Officer’s Certificate; and

(x)    a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware.

GAMCO Global Gold, Natural Resources & Income Trust

July 19, 2019

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Officer’s Certificate and the factual representations and warranties contained in the Sales Agreement.

We do not express any opinion as to any laws other than the DSTA.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and when the issuance of the Shares has been duly registered in the share record books of the Trust and the Shares are delivered to and paid for in accordance with the Sales Agreement and Board Resolutions, the Shares will be validly issued and fully paid and, under the DSTA, the purchasers of the Shares will have no obligation to make further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares (except for the obligation of any holders of Shares to repay any funds wrongfully distributed to them).

In rendering the foregoing opinion, we have assumed that the Certificate of Trust, the Declaration of Trust and the By-Laws are the only governing instruments, as defined under the DSTA, of the Trust; the Trust has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Trust and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by the Trust or its Board of Trustees or shareholders, as applicable, that would result in the liquidation, dissolution or winding-up of the Trust, (ii) no event has occurred that has adversely affected the good standing of the Trust under the laws of its jurisdiction of formation, and the Trust has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Certificate of Trust.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This

GAMCO Global Gold, Natural Resources & Income Trust

July 19, 2019

opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

T.A.D.